EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Sterling Chemicals Holdings, Inc. on Form S-8 of the report of Deloitte & Touche LLP dated December 3, 1997, appearing in the Annual Report on Form 10-K of Sterling Chemicals Holdings, Inc. for the year ended September 30, 1997.



/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Houston, Texas
May 14, 1998